Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 32 to Registration Statement No. 333-59093 on Form N–1A of our report dated February 24, 2012, relating to the financial statements and financial highlights of SC AllianceBernstein International Value Fund, SC BlackRock International Index Fund, SC BlackRock Large Cap Index Fund, SC BlackRock Small Cap Index Fund, SC Goldman Sachs Mid Cap Value Fund, SC Columbia Small Cap Value Fund, SC Davis Venture Value Fund, SC Invesco Small Cap Growth Fund, SC Lord Abbett Growth & Income Fund, SC WMC Blue Chip Mid Cap Fund, SC WMC Large Cap Growth Fund, Sun Capital Global Real Estate Fund, SC Ibbotson Tactical Opportunities Fund, Sun Capital Investment Grade Bond Fund, Sun Capital Money Market Fund, SC BlackRock Inflation Protected Bond Fund, SC Goldman Sachs Short Duration Fund, SC PIMCO High Yield Fund, SC PIMCO Total Return Fund, SC Ibbotson Balanced Fund, SC Ibbotson Conservative Fund, and SC Ibbotson Growth Fund, each a fund of Sun Capital Advisers Trust, appearing in the Annual Report on Form N–CSR of Sun Capital Advisers Trust for the year ended December 31, 2011, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are a part of such Registration Statement.

/s/Deloitte & Touche LLP

Boston, Massachusetts

April 25, 2012